UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 19, 2020

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Dolphin Entertainment, Inc.

(Exact Name of Registrant as Specified in its Charter)

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Florida	001-38331	86-0787790
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

150 Alhambra Circle, Suite 1200

Coral Gables, FL 33134

(Address of Principal Executive Offices) (Zip Code)

(305) 774-0407

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07

Submission of Matters to a Vote of Security Holders.

On June 19, 2020, Dolphin Entertainment, Inc., a Florida corporation (the “Company”), held its 2020 Annual Meeting of Shareholders (the “Annual Meeting”). The final voting results for each of the proposals submitted to a vote of the Company’s shareholders at the Annual Meeting are as follows:

Proposal 1:

Election of the directors named below, each of whom will serve until the Company’s 2021 Annual Meeting of Shareholders or until his or her successor has been duly elected or qualified.

	Votes “For”	Votes “Withheld”	Broker Non-Votes
William O’Dowd, IV	6,617,569	73,757	5,595,052
Michael Espensen	6,171,721	519,605	5,595,052
Nelson Famadas	6,163,071	528,255	5,595,052
Leslee Dart	6,632,325	59,001	5,595,052
Mirta A. Negrini	6,617,052	74,274	5,595,052
Nicholas Stanham, Esq.	6,171,416	519,910	5,595,052
Anthony Leo	6,633,989	57,337	5,595,052
Claudia Grillo	6,634,441	56,885	5,595,052
Charles Dougiello	6,622,974	68,352	5,595,052

Proposal 2:

Ratification of the appointment of BDO, USA LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year.

Votes “For”	Votes “Against”	Abstentions	Broker Non-Votes
12,267,656	3,000	15,722	—

Proposal 3:

The approval, on an advisory basis, of the 2019 compensation paid to our named executive officers.

Votes “For”	Votes “Against”	Abstentions	Broker Non-Votes
6,375,824	227,817	87,685	5,595,052

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLPHIN ENTERTAINMENT, INC.

Date: June 22, 2020	By:	/s/ Mirta A. Negrini
	Name:	Mirta A. Negrini
	Title:	Chief Financial and Operating Officer